BY-LAWS OF VSE CORPORATION
                  (As Amended Through February 3, 1999)


                                ARTICLE I

                                 OFFICES

         Section 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                               ARTICLE II

                         MEETING OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the Washington, D.C., metropolitan area, at such place as may be fixed from time to time by the board of directors, or at such other place as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1986, shall be held in the month of May each year at a date and at a time to be fixed by the board of directors and stated in the notice of meeting, at which time they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman and chief executive officer and shall be called by the chairman and chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning twenty-five percent (25%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, at least five days before the date fixed for the meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the certificate of incorpora-tion, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Unless otherwise provided in the certificate of incorpora-tion, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                               ARTICLE III

                                DIRECTORS

         Section 1. The number of directors which shall constitute the whole board shall be a minimum of six directors and a maximum of ten directors.
Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; however, no person who is not serving as a director of the corporation as of January 1, 1993, who has attained 65 years of age or more, shall be nominated, elected or qualified to serve as a director of the corporation. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having a right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3. The business of the corporation shall be managed by or shall be under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 4. Stockholders of the corporation may recommend persons to be nominated for election as directors of the corporation at the annual meeting of stockholders. To be considered for nomination, such recommendation must be received in writing by the secretary of the corporation no later than ninety
(90) days before the date which corresponds to the date on which the annual meeting of stockholders was held during the immediate prior year. Such recommendation shall be accompanied by the name of the stockholder proposing the candidate, evidence that stockholder is a beneficial owner of the outstanding stock of the corporation as of the record date established for the determination of stockholders entitled to notice of and to vote at the annual meeting of stockholders, the name of candidate being proposed for nomination, and the candidate s biographical data and qualifications.

                  MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held on two days written notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the chairman and chief executive officer on two days notice to each director; special meetings shall be called by the chairman and chief executive officer or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the chairman or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                        COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation; however, no committee shall be empowered by the board to initiate or take any action without prior ratification of such proposed action by the majority of the board of directors then in office.

         No such committee or committees of the board of directors shall have the power or authority
         (a) to amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a), fix any of the preferences or rights of such shares relating to dividends, redemption, distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation),
         (b) to adopt an agreement of merger or consolidation,
         (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation s property and assets,
         (d) to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or
         (e) to amend the by-laws of the corporation; and, unless the resolution or certificate of incorporation expressly so provide, no such committee shall have the power or authority
         (f) to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.

         Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         The standing committees of the board of directors shall have authority
o make recommendations to the board, as follows:
         the Audit Committee shall have authority to make recommendations to the board with respect to the appointment of an independent public accounting firm to review the corporation's books and records, to review the corporation s internal and external audit programs, and to receive the audited opinion and management report of the independent accounting firm appointed by the corporation;
         the Compensation Committee shall have the authority to review and recommend to the board the compensation of the Chief Executive Officer and to review the compensation of other officers of the corporation;
         the Finance Committee shall have the authority to make recommendations to the board with respect to the corporation's capitalization and long-term funding alternatives;
         the Nominating and Corporate Ethics Committee shall have the authority, from time to time,
         (a) to recommend to the Board
             i. nominees for election to the Board and, in the event of vacancies on the Board, nominees for appointment to the Board,
             ii. corporate policies regarding, among other things, business conduct and securities trading, including compliance with law and related policies,
             iii. corporate policies regarding indemnification of VSE directors and officers, and
             iv. corporate policies regarding conflicts of interests involving VSE directors, officers, and employees;
         (b) to provide, as the Committee deems advisable or appropriate, review and oversight in respect of the implementation of and compliance with any of the above-mentioned policies adopted by the Board, including the provision of administrative and interpretative advice and directives to VSE's Insider Trading Compliance Officer and to other VSE directors and officers and, in respect of the previously-described corporate policies, sales of VSE securities by VSE's Employee Stock Ownership Plan that may directly or indirectly benefit VSE; and
(c) in connection with the foregoing matters set forth in clauses (a) and (b), to consult with and obtain the advice of VSE's legal, accounting, financial and other advisors;
         the Planning Committee shall have the authority to review and to make recommendations to the board with respect to business development and capitalization.
Further, each of the aforesaid standing committees shall have and may exercise a general oversight responsibility respecting the management of the business and affairs of the corporation as related to the specified powers of the committee, as aforesaid, and as related to such other matters as may be referred thereto by resolution of the board.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                             REMOVAL OF DIRECTORS

         Section 14. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                              DIRECTORS EMERITUS

         Section 15. Unless otherwise restricted by the corporation's certificate of incorporation or by law, the corporation may have and appoint such directors emeritus as shall seem advisable to the board of directors.
To qualify for appointment as a director emeritus, the nominee shall be a retired director of the corporation. The term "director emeritus" is an honorary title entitling the holder thereof to all of the rights and privileges thereunto pertaining. No compensation shall be paid by the corporation to a director emeritus for service as such; however, the board of directors shall have the authority to award honoraria or to reimburse expenses, if any, under specified conditions set forth in a resolution of the board. The holder of the title "director emeritus" shall not act as and shall not be considered a director, officer or otherwise as an employee or agent of the corporation.


                                ARTICLE IV

                                 NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telecopy.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                ARTICLE V

                                OFFICERS

         Section 1. The offices of the corporation shall be a chairman and chief executive officer, a president and chief operating officer, one or more vice-presidents, a chief financial officer, a secretary, a treasurer, and a comptroller, and such other offices as shall seem advisable to the board.
Two or more offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman and chief executive officer from among the directors, and shall choose a president and chief operating officer, one or more vice-presidents, a chief financial officer, a secretary, a treasurer, and a comptroller, none of whom need be a member of the board. The board may also choose such additional vice-presidents and assistant secretaries, treasurers, and comptrollers as shall seem advisable to the board.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salary of the Chairman and Chief Executive Officer shall be reviewed by the Compensation Committee. The Chairman of the Compensation Committee will present the recommendations of the Compensation Committee on the salary of the Chairman and Chief Executive Officer to the board of directors for ratification and approval. The salaries of all officers of the corporation (other than the Chairman and Chief Executive Officer) shall be reviewed by the Compensation Committee and fixed by the Chairman and Chief Executive Officer.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                 THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         Section 6. The chairman and chief executive officer of the corporation shall be ex officio a member of all standing committees, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect, and, unless otherwise provided by the board of directors, shall preside at all meetings of the stockholders and the board of directors.

         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 8. He shall, as chairman and chief executive officer, be vested with authority to perform, singly or together with other officers of the corporation, all of the duties given or imposed by these by-laws or the board of directors of the other officers or employees of the corporation.

                THE PRESIDENT AND CHIEF OPERATING OFFICER

         Section 9. The president shall be the chief operating and administra-tive officer of the corporation and shall have such other powers as may be prescribed by the board of directors or chairman and chief executive officer, under whose supervision he shall be.

         Section 10. In the absence or disability of the chairman and chief executive officer, or in the event of his inability or refusal to act, the president and chief operating officer shall perform the duties of the chairman and chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman and chief executive officer.
         In the absence or disability of the president and chief operating officer, the chairman and chief executive officer shall select and recommend to the board of directors for ratification a candidate to fill the office of president and chief operating officer. Candidates may be selected from the board of directors, officers or employees of the corporation or from sources outside of the corporation. The chairman and chief executive officer will perform the duties of the president and chief operating officer until a candidate is chosen and ratified by the board of directors and has qualified to perform the duties of the office of president and chief operating officer.

                             THE VICE-PRESIDENTS

         Section 11. The vice-president, or if there shall be more than one, the vice presidents in the order determined by the board of directors (such as executive vice president, senior vice president, vice president, and assistant vice president, or in the absence of any determination, then in the order of their election), shall perform such duties and have such powers as prescribed by the Chairman and Chief Executive Officer under whose supervision they will be.

                           CHIEF FINANCIAL OFFICER

         Section 12. The chief financial officer of the corporation shall have the financial management of the business and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he shall be.

                  THE SECRETARY AND ASSISTANT SECRETARIES

         Section 13. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman and chief executive officer, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 14. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                THE TREASURER AND ASSISTANT TREASURERS

         Section 15. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 16. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disburse-ments, and shall render to the chairman and chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 17. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                THE COMPTROLLER AND ASSISTANT COMPTROLLERS

         Section 18. The comptroller of the corporation shall be the chief accounting officer of the corporation and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he shall be.

         Section 19. The assistant comptroller, or if there be more than one, the assistant comptrollers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the comptroller or in the event of his inability or refusal to act, perform the duties and exercise the powers of the comptroller and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                               ARTICLE VI

                          CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman and chief executive officer, the president, or a vice-president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, bearing the corporate seal or a facsimile thereof certifying the number of shares owned by him in the corporation.

         Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such chairman and chief executive officer, president, vice-president, treasurer, assistant treasurer, secretary, or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                              LOST CERTIFICATES

         Section 3. The Secretary or Treasurer who has charge of the transfer and issuance of stock of the corporation shall issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation allegedly lost, upon the submission by the owner of such lost or destroyed certificate, or his legal representative, to the corporation of a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                              TRANSFERS OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or and adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action; except that the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting of stockholders shall be forty-five days prior to the date of said annual meeting of stockholders, or if the forty-fifth day shall not be a business day, then on the first business day next following the forty-fifth day prior to the date of said annual meeting of stockholders.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                          REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                              ARTICLE VII

                           GENERAL PROVISIONS

                                DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corpora-tion, and the directors may modify or abolish any such reserve in the manner in which it was created.

                             ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


         Section 4.  Deleted.

                                FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                    SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             INDEMNIFICATION

         Section 7. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.


                              ARTICLE VIII

                               AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.